UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Ultragenyx Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36276	27-2546083
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Leveroni Court
Novato, California		94949
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 483-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RARE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 15, 2024, Ultragenyx Pharmaceutical Inc. (the “Company”) announced new data from the Phase 1/2 study of GTX-102 for the treatment of Angelman syndrome. Patients in Expansion Cohorts A & B treated with a set dose and regimen of GTX-102 showed rapid and clinically meaningful improvement across multiple domains consistent with or exceeding Dose-escalation Cohorts 4-7 data at Day 170. Treatment of the Dose-escalation Cohorts 4-7 showed long-term increasing and sustained clinical benefit far exceeding Natural History data at Day 758. These data will be discussed in more detail in a corporate presentation being hosted by the Company on April 15, 2024 at 8:00 a.m. ET and will also be presented by Kemi Olugemo, M.D., FAAN at the 76th Annual American Academy of Neurology Meeting (“AAN”) in Denver on Tuesday, April 16, 2024.

New Expansion Cohorts A & B data include Day 170 results on 24 patients, and long-term Dose-escalation Cohorts 4–7 data include up to Day 758 results on 15 patients.

Expansion Cohorts at Day 170:

•
Cognition assessed by Bayley-4 showed rapid and clinically significant improvement compared with Natural History data. Day 170 data were consistent with the treatment benefit observed in the Dose-escalation Cohorts at a similar timepoint.
•
Behavior assessed by the Angelman Severity Assessment (ASA) showed rapid improvement exceeding the treatment benefit observed in the Dose-escalation Cohorts at Day 170.
•
Hyperactivity and noncompliance assessed by the Aberrant Behavior Checklist-Community (ABC-C) showed rapid and clinically significant improvement at Day 170 compared with Natural History data, providing further insight into one of the most commonly reported behavioral issues.
•
Sleep assessed by ASA showed rapid and clinically meaningful improvement exceeding treatment benefit observed in the Dose-escalation Cohorts at Day 170.
•
Receptive communication assessed by Bayley-4 showed rapid improvement compared with Natural History data. Day 170 data were consistent with the treatment benefit observed in the Dose-escalation Cohorts at a similar timepoint.
•
Gross Motor function assessed by ASA showed rapid improvement exceeding the treatment benefit observed in the Dose-escalation Cohorts at Day 170. Gross motor assessments as measured by Bayley-4 were not performed at Day 170 in the Expansion Cohorts to reduce patient testing burden and are not included in this analysis at this timepoint.
•
Multi-domain Responder Index (MDRI) analysis across the four domains of Cognition, Receptive Communication, Behavior and Sleep resulted in a total net response of +2.0 (p-value <0.0001). The majority of patients had already achieved a total net response of +2 to +4 domains, demonstrating improvement exceeding the minimally important difference (MID) threshold in several domains even at this early Day 170 timepoint.

Dose-escalation Cohorts up to Day 758:

•
Cognition assessed by Bayley-4 showed continuing long-term improvement compared with Natural History data and exceeded the threshold of clinical significance by many-fold in many patients.
•
Behavior assessed by ASA showed continuing clinically meaningful improvement.
•
Sleep assessed by ASA showed sustained clinically meaningful improvement.
•
Receptive communication measured by Bayley-4 showed sustained and clinically significant improvement compared with Natural History data.

•
Gross motor function assessed by Bayley-4 showed continued and clinically significant improvement compared with previously reported Natural History data.
•
MDRI analysis across the four domains of Cognition, Receptive Communication, Behavior and Sleep resulted in a total net response of +2.0 (p-value = 0.0007) at Day 338. The majority of patients had a total net response of +2 to +4, as well as a 2- to 5-fold improvement over the MID threshold in several domains.

There were no unexpected serious adverse events. Three patients had serious adverse events (mild to moderate) of lower extremity weakness assessed as related to study treatment; one in Cohort 7, two in Cohorts A & B; none reported in Cohorts C–E to date. All resolved rapidly without sequelae and remain in the study without ongoing safety concerns. The five original patients affected by lower extremity weakness from Cohorts 1–3 have been re-dosed safely multiple times and are receiving maintenance treatment without recurrence. The Cohort 7 patient has also been re-dosed safely multiple times and is receiving maintenance treatment without recurrence. The two patients in Cohorts A & B remain in study and are expected to continue dosing. The FDA and other regulatory agencies were notified of all safety events and raised no issues nor required additional actions. The foregoing safety information is current as of April 5, 2024

Data comparisons of GTX-102 data to data from the Angelman Syndrome Natural History Study (Natural History Data) are illustrative only. The Angelman Syndrome Natural History Study is a multisite, prospective, observational study. The study data are combined with clinic and registry data and stored in the Linking Angelman and Dup15q Data for Expanded Research (LADDER) database platform, which is managed by Boston Children’s Hospital and spans different Angelman syndrome cohorts. The Natural History study populations analyzed for comparative purposes to GTX-102 are a subset of the larger populations, and only include 4- to 17-year-old gene deletion patients. Differences exist between study designs, subject characteristics and geographical regions and caution should be exercised when comparing data across studies. Natural history data are not available for the ASA assessments.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipates,” “continue,” “will,” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements include, without limitation, statements regarding the clinical benefit, tolerability and safety of GTX-102 and the corresponding impact on patients, the anticipated dosing of the Phase 2 study for GTX-102, and the timing for initiation of a Phase 3 study for GTX-102 and associated regulatory meetings. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainty of clinical drug development and unpredictability and lengthy process for obtaining regulatory approvals, the ability of the Company to successfully develop GTX-102, the Company’s ability to achieve its projected development goals in its expected timeframes, the risk that results from earlier studies may not be predictive of future study results, risks related to adverse side effects, risks related to reliance on third party partners to conduct certain activities on the Company’s behalf, smaller than anticipated market opportunities for the Company’s products and product candidates, manufacturing risks, competition from other therapies or products, and other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations, the Company’s future operating results and financial performance, the timing of clinical trial activities and reporting results from same, and the availability or commercial potential of the Company’s products and drug candidates. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 21, 2024, and its subsequent periodic reports filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
104	The cover page from the Company’s Current Report on Form 8-K dated April 15, 2024 formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ultragenyx Pharmaceutical Inc.

Date:	April 15, 2024	By:	/s/ Howard Horn
Howard Horn Executive Vice President, Chief Financial Officer, Corporate Strategy